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As filed with the Securities and Exchange Commission on May 31, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/986-4300
(Registrant's Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.    OTHER EVENTS.

        On May 31, 2002, DSP Group, Inc., (the "Company") and Parthus Technologies plc ("Parthus") issued a joint press release, attached and filed herewith as Exhibit 99.1, stating that the Company received confirmation from the Israeli tax authorities regarding the Israeli tax status of the separation of the Company's DSP cores licensing business as contemplated by the Combination Agreement, dated as of April 4, 2002 (the "Combination Agreement"), by and among the Company, Ceva, Inc. ("Ceva") and Parthus. The confirmation from the Israeli tax authorities satisfies one of the conditions to consummation of the merger of Parthus with the Company's DSP cores licensing business (the "Merger") under the Combination Agreement. The Company and Parthus also announced that clearance for the proposed Merger has been obtained pursuant to the Irish Mergers and Takeovers (Control) Acts, 1978 to 1996, and that it is not necessary to make a filing for antitrust clearance under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        In addition, the Company's wholly-owned subsidiary, Ceva, filed a registration statement on Form 10, attached and filed herewith as Exhibit 99.2, with the U.S. Securities and Exchange Commission (the "Commission") on May 31, 2002 in connection with the separation of the DSP cores licensing business from the Company, the distribution of Ceva common stock by the Company to the Company's stockholders and the subsequent combination with Parthus. The Form 10 contains the audited consolidated financial statements for the two years ended December 31, 2001 and the unaudited consolidated financial statements for the quarter ended March 31, 2002 of Ceva and its subsidiaries, as if the transfer of the DSP cores licensing business to Ceva had occurred in those periods beginning on page F-1, as well as other information about Ceva and the combination with Parthus.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        c.    Exhibits

Exhibit No.	Description
99.1	Press Release of DSP Group, Inc. and Parthus Technologies plc, dated May 31, 2002
99.2	Registration Statement on Form 10 of Ceva, Inc. filed with the U.S. Securities and Exchange Commission on May 31, 2002 (incorporated by referenced to File 000- )

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

/s/ MOSHE ZELNIK
Date: May 31, 2002	By:	Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

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  Item 5. OTHER EVENTS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES